Exhibit 99.1

Noble Corporation

PRESS RELEASE

NOBLE CORPORATION COMPLETES CHANGE IN PLACE OF INCORPORATION

LONDON, November 20, 2013—Noble Corporation (NYSE: NE) today announced that it completed the change in the place of incorporation of its publicly traded parent company from Switzerland to the United Kingdom on November 20, 2013.

About Noble Corporation

Noble is a leading offshore drilling contractor for the oil and gas industry. Noble performs, through its subsidiaries, contract drilling services with a fleet of 79 offshore drilling units (including two ultra-deepwater drillships and five high-specification jackup drilling rigs currently under construction), located worldwide, including in the U.S. Gulf of Mexico and Alaska, Mexico, Brazil, the North Sea, the Mediterranean, West Africa, the Middle East, India, Malaysia and Australia. Noble’s shares are traded on the New York Stock Exchange under the symbol “NE.” Additional information on Noble Corporation is available on the Company’s Web site at http://www.noblecorp.com.

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NC-663

11/20/2013

For additional information, contact:

For Investors:	Jeffrey L. Chastain,
Vice President – Investor Relations and Corporate Communications,
Noble Drilling Services Inc., 281-276-6383

For Media:	John S. Breed,
Director of Investor Relations and Corporate Communications,
Noble Drilling Services Inc., 281-276-6729